                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                         FISCAL YEAR ENDED JUNE 30, 1996

Net income, fiscal year ended June 30, 1996. . . . .              $45,095,000

Dividends declared:
    Class A Common -- $.94 per share . . . . . . . . $(6,870,000)
    Class B Common -- $.95 per share . . . . . . . . (12,905,000)
                                                                  (19,775,000)

Undistributed Earnings . . . . . . . . . . . . . . .              $25,320,000

Undistributed earnings divided by
    20,905,120 average number of
    shares outstanding . . . . . . . . . . . . . . .                  $1.2112

                                                         Class A      Class B
                                                         -------      -------
Undistributed Earnings Per Share . . . . . . . . . .     $1.2112      $1.2112
Assumed Distribution of Earnings . . . . . . . . . .      0.9400       0.9500
  Earnings Per Share . . . . . . . . . . . . . . . .     $2.1512      $2.1612


                        COMPUTATION OF EARNINGS PER SHARE
                         FISCAL YEAR ENDED JUNE 30, 1995

Net income, fiscal year ended June 30, 1995. . . . .              $41,439,000

Dividends declared:
    Class A Common -- $.85 per share . . . . . . . . $(6,230,000)
    Class B Common -- $.86 per share . . . . . . . . (11,809,000)
                                                                  (18,039,000)

Undistributed Earnings . . . . . . . . . . . . . . .              $23,400,000

Undistributed earnings divided by
    21,071,445 average number of
    shares outstanding . . . . . . . . . . . . . . .                  $1.1105

                                                         Class A      Class B
                                                         -------      -------
Undistributed Earnings Per Share . . . . . . . . . .     $1.1105      $1.1105
Assumed Distribution of Earnings . . . . . . . . . .      0.8500       0.8600
  Earnings Per Share . . . . . . . . . . . . . . . .     $1.9605      $1.9705















                                                                     Exhibit 11
                                    Page 1 of 2

                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                         FISCAL YEAR ENDED JUNE 30, 1994

Net income, fiscal year ended June 30, 1994. . . . .              $36,169,000

Dividends declared:
    Class A Common -- $.83 per share . . . . . . . . $(6,114,000)
    Class B Common -- $.84 per share . . . . . . . . (11,590,000)
                                                                  (17,704,000)

Undistributed Earnings . . . . . . . . . . . . . . .              $18,465,000

Undistributed earnings divided by
    21,164,905 average number of
    shares outstanding . . . . . . . . . . . . . . .                  $0.8724

                                                         Class A      Class B
                                                         -------      -------
Undistributed Earnings Per Share . . . . . . . . . .     $ .8724      $ .8724
Assumed Distribution of Earnings . . . . . . . . . .       .8300        .8400
  Earnings Per Share . . . . . . . . . . . . . . . .     $1.7024      $1.7124








































                                                                      Exhibit 11

                                    Page 2 of 2